Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FIRST QUARTER 2021 RESULTS

First quarter GAAP net income of $15.7 million or $0.45 per diluted common share and
Distributable Earnings(1) of $13.9 million or $0.40 per diluted common share

- Subsequent to end of first quarter -

Declared second quarter 2021 dividend of $0.33 per diluted common share and a supplemental dividend of $0.02 per diluted common share

Closed $88 million of loans in ACRE,
with another $185 million of ACRE eligible loans closed in the Ares Warehouse(2)

Extended reinvestment period of FL3 Securitization to March 31, 2024

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $15.7 million or $0.45 per diluted common share and Distributable Earnings(1) of $13.9 million or $0.40 per diluted common share for the first quarter of 2021.

“Our first quarter results mark a strong start to 2021, with significant growth in earnings versus the same period in 2020, and Distributable Earnings well in excess of the regular and supplemental dividends,” said Bryan Donohoe, Chief Executive Officer of ACRE. “Our strong earnings and our accretive equity offering drove another quarter of growth in our book value per share. Our larger equity base enables us to further scale our business and execute on our building pipeline of high quality opportunities in an attractive market. Our future outlook for 2021 remains promising and we continue to believe that our Distributable Earnings will meet or exceed our dividends for the year, including the supplemental dividends.”

“We continue to strengthen our balance sheet by raising accretive forms of capital and further diversifying our sources of financing, resulting in a greater equity base, lower overall leverage and increased non-recourse term financing compared to the first quarter of 2020,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “Supported by improving real estate market fundamentals, our portfolio continues to perform well with no new loans on non-accrual status and 100% of contractual interest payments collected during the first quarter.”

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(1) Beginning in the fourth quarter of 2020, the non-GAAP financial measure of Core Earnings was renamed to Distributable Earnings. Refer to Schedule I for the definition and reconciliation of Distributable Earnings.
(2) Loans purchased from the Ares Warehouse must be purchased at fair value as determined by an independent third-party valuation expert, are dependent on liquidity and are subject to approval by a majority of ACRE’s independent directors. There can be no assurance that ACRE will acquire any loans from the Ares Warehouse.

COMMON STOCK DIVIDEND

On February 17, 2021, the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the first quarter of 2021. The first quarter 2021 dividend and supplemental cash dividend were paid on April 15, 2021 to common stockholders of record as of March 31, 2021. On May 4, 2021, the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the second quarter of 2021. The second quarter 2021 and supplemental cash dividends will be payable on July 15, 2021 to common stockholders of record as of June 30, 2021.

ADDITIONAL INFORMATION

The Company issued a presentation of its first quarter 2021 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “First Quarter 2021 Earnings Presentation.” The Company also filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 with the U.S. Securities and Exchange Commission on May 4, 2021.

CONFERENCE CALL AND WEBCAST INFORMATION

On Tuesday, May 4, 2021, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its first quarter 2021 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 4636556 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through May 18, 2021 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10153165. An archived replay will also be available through May 18, 2021 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes, the impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, the Company’s ability to pay future dividends at historical levels or at all, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K, filed with the SEC on February 18, 2021 and the risk factors described in Part II, Item 1A. Risk Factors in the Company's Quarterly

Report on Form 10-Q, filed with the SEC on May 4, 2021. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Cash and cash equivalents	$97,944	$74,776
Loans held for investment ($1,189,234 and $550,590 related to consolidated VIEs, respectively)	1,908,001	1,815,219
Current expected credit loss reserve	(20,895)	(23,604)
Loans held for investment, net of current expected credit loss reserve	1,887,106	1,791,615
Real estate owned, net	37,059	37,283
Other assets ($2,599 and $1,079 of interest receivable related to consolidated VIEs, respectively; $35,025 and $6,410 of other receivables related to consolidated VIEs, respectively)	68,694	25,823
Total assets	$2,090,803	$1,929,497
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$349,582	$755,552
Notes payable	40,428	61,837
Secured term loan	60,000	110,000
Collateralized loan obligation securitization debt (consolidated VIEs)	979,257	443,871
Secured borrowings	59,845	59,790
Due to affiliate	3,319	3,150
Dividends payable	14,248	11,124
Other liabilities ($650 and $391 of interest payable related to consolidated VIEs, respectively)	8,151	11,158
Total liabilities	1,514,830	1,456,482
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at March 31, 2021 and December 31, 2020 and 40,477,841 and 33,442,332 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	399	329
Additional paid-in capital	598,936	497,803
Accumulated other comprehensive income	263	—
Accumulated earnings (deficit)	(23,625)	(25,117)
Total stockholders' equity	575,973	473,015
Total liabilities and stockholders' equity	$2,090,803	$1,929,497

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Revenue:
Interest income	$30,704	$31,448
Interest expense	(12,139)	(15,534)
Net interest margin	18,565	15,914
Revenue from real estate owned	2,658	5,220
Total revenue	21,223	21,134
Expenses:
Management and incentive fees to affiliate	2,567	1,773
Professional fees	785	903
General and administrative expenses	1,157	868
General and administrative expenses reimbursed to affiliate	752	1,051
Expenses from real estate owned	3,277	6,676
Total expenses	8,538	11,271
Provision for current expected credit losses	(3,240)	27,117
Income (loss) before income taxes	15,925	(17,254)
Income tax expense, including excise tax	185	9
Net income (loss) attributable to common stockholders	$15,740	$(17,263)
Earnings (loss) per common share:
Basic earnings (loss) per common share	$0.46	$(0.54)
Diluted earnings (loss) per common share	$0.45	$(0.54)
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	34,417,040	31,897,952
Diluted weighted average shares of common stock outstanding	34,720,950	31,897,952
Dividends declared per share of common stock(1)	$0.35	$0.33

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Distributable Earnings

Beginning in the fourth quarter of 2020, the non-GAAP financial measure of Core Earnings was renamed to Distributable Earnings to more appropriately reflect the principal purpose of the measure. Distributable Earnings helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company's ability to pay dividends, which is one of the principal reasons investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager (Ares Commercial Real Estate Management LLC), depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings is set forth in the table below for the three months and twelve months ended March 31, 2021 ($ in thousands):

	For the three months ended March 31, 2021	For the twelve months ended March 31, 2021
Net income attributable to common stockholders	$15,740	$54,842
Stock-based compensation	521	1,635
Incentive fees to affiliate	658	1,494
Depreciation of real estate owned	224	896
Provision for current expected credit losses	(3,240)	(10,171)
Distributable Earnings	$13,903	$48,696

Net income attributable to common stockholders	$0.46	$1.63
Stock-based compensation	0.02	0.05
Incentive fees to affiliate	0.02	0.04
Depreciation of real estate owned	0.01	0.03
Provision for current expected credit losses	(0.09)	(0.30)
Basic Distributable Earnings per common share	$0.40	$1.45

Net income attributable to common stockholders	$0.45	$1.62
Stock-based compensation	0.02	0.05
Incentive fees to affiliate	0.02	0.04
Depreciation of real estate owned	0.01	0.03
Provision for current expected credit losses	(0.09)	(0.30)
Diluted Distributable Earnings per common share	$0.40	$1.44